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                                                                  EXHIBIT 23.8

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 3, 1997 relating to the financial statements of Paxson Radio (a division of Paxson Communications Corporation) which appears in Clear Channel Communications, Inc.'s Current Report on Form 8-K dated December 22, 1997, as amended by Form 8-K/A filed on February 23, 1999.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
February 17, 2000